Exhibit 99.1

Agilent Announces Departure of Patrick Kaltenbach

SANTA CLARA, Calif., April 16, 2018

Agilent Technologies Inc. (NYSE: A) today announced that Patrick Kaltenbach, senior vice president, Agilent and president, Life Sciences and Analytical Group (LSAG), will leave the company on April 20, 2018. A replacement process for Kaltenbach’s position is underway, drawing on Agilent’s deep internal leadership bench.

“Patrick and his team have built on Agilent’s innovation foundation to introduce industry-changing products, such as the Intuvo Gas Chromatograph and Ultivo LC-QQQ Mass Spectrometer,” said Mike McMullen, president and chief executive officer at Agilent. “I appreciate Patrick’s friendship and past leadership. All of us wish him the best in his future ventures.”

“We will keep up our momentum during this leadership change and expect to name a new LSAG leader within a short period,” McMullen continued.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is a global leader in life sciences, diagnostics, and applied chemical markets. With more than 50 years of insight and innovation, Agilent instruments, software, services, solutions, and people provide trusted answers to customers' most challenging questions. The company generated revenues of $4.47 billion in fiscal 2017 and employs 14,200 people worldwide. Information about Agilent is available at www.agilent.com.

# # #

CONTACTS

Alicia Rodriguez – Investor Relations
Agilent Technologies, Inc.
+1-408-345-8948
alicia_rodriguez@agilent.com

Cynthia Johnson – Editorial Media
Agilent Technologies, Inc.
+1-408-345-8229
cynthia_johnson@agilent.com